Bowne & Co., Inc.
55 Water Street
New York, NY 10041
(212) 924-5500
Fax: (212) 658-5871

NEWS RELEASE

Investor Relations Contact:
William J. Coote
Treasurer
212-658-5858
212-658-5871
bill.coote@bowne.com
FOR IMMEDIATE RELEASE
BOWNE & CO. REPORTS 2006 RESULTS
Revenue Up 25%, Operating Income Increases 59%,
Income from Continuing Operations Increases $12.2 Million to $0.38 Per Share
NEW YORK, March 14, 2007 — Bowne & Co., Inc. (NYSE: BNE), a leader in financial, marketing and business communications services, today announced strong operating results for 2006, representing significant improvement over 2005 results.
For the year ended December 31, 2006, revenue was $832.2 million, up 24.8% from $666.9 million in 2005. Income from continuing operations was $12.1 million, as compared to a $0.1 million loss in 2005, with resulting diluted earnings per share of $0.38 as compared to breakeven in 2005.
For the fourth quarter, revenue increased 21.7% to $191.1 million from $157.0 million, and diluted earnings per share from continuing operations improved to breakeven from a loss of $0.21 in the fourth quarter of 2005.
Full year 2006 pro forma earnings of $21.3 million increased 80%, or $9.5 million, as compared to 2005, resulting in diluted earnings per share of $0.67 as compared to $0.34 in 2005, nearly double. Fourth quarter pro forma diluted earnings per share from continuing operations were $0.05 in both 2006 and 2005. (See Pro Forma Supplemental Income Information attached hereto for a reconciliation of these non-GAAP financial measures to our Condensed Consolidated Statements of Operations.)
“These results in 2006 reflect a year of significant accomplishment for Bowne—a year of strong operating results and tangible, sustainable progress in reshaping the company to further strengthen our leadership position,” said Bowne Chairman, President and Chief Executive Officer David J. Shea. “Our clients’ needs have evolved, and so have we. Over the past few years, we’ve introduced new technology based products and services, such as Bowne Virtual Dataroom ™, Pure Compliance™, FundAlign™, 8-K Express™ and XBRL expertise, to enable our clients to more effectively communicate with their shareholders and clients. To better reflect the full range of our value-added services, we are re-branding our Financial Print business as Financial Communications.”
Mr. Shea continued, “Our expectation for growth in 2007 is driven by increasing our transactional market share, continuing the growth of our non-transactional financial communications revenue base, and improving the performance of our marketing and business communications segment.”
—more—

Financial Communications: For the 2006 full year, revenue increased 13% to $704.4 million, segment profit of $102.1 million increased 16.6%, or $14.5 million, and segment profit margin increased to 14.5% compared to 14.0% in 2005. Transactional revenue increased 18%, compliance reporting revenue increased 10%, due in part to new SEC regulations and more extensive disclosure requirements, and commercial revenue increased 44%. Revenue from the international markets increased 40% for the year ended December 31, 2006, as compared to 2005.
Fourth quarter revenue increased to $160.0 million as compared to $146.7 million for the same period last year, a 9.0% increase. Transactional revenue increased 8.3% primarily due to a healthy capital market. Segment profit for the quarter of $17.6 million increased 10.6%, or $1.7 million, compared to 2005.
Marketing & Business Communications (MBC): The 2006 results include the January 2006 acquisition of the Marketing and Business Communications division of Vestcom International (Vestcom). MBC reported revenue of $127.8 and $31.1 million for the full year and fourth quarter, respectively. For the full year, MBC segment loss improved $6.5 million to a loss of $0.6 million as compared to a loss of $7.1 million in 2005. Segment profit for the fourth quarter was $0.7 million compared to a loss of $2.0 million in the fourth quarter of 2005. The operating results include certain non-recurring operating costs incurred during the integration of the aforementioned acquisition.
Discontinued Operations: The 2006 full year loss, net of tax, of $13.8 million includes: a $2.3 million loss on the sale of DecisionQuest in September 2006, a $5.1 million charge for the costs associated with exiting the leased facilities of DecisionQuest and Bowne Business Solutions, a $6.1 million gain on the sale of CaseSoft, and a $10.6 million goodwill impairment charge related to DecisionQuest. The 2006 fourth quarter income of $2.1 million, primarily the result of an increase in the estimated tax benefit from the DecisionQuest sale, compares to a loss of $0.8 million in the 2005 fourth quarter.
Balance Sheet and Cash Flow: For the year ended December 31, 2006, cash and marketable securities declined $101.7 million. This decline includes the funding of $68.6 million in stock repurchases, $32.9 million for acquisitions and $28.7 million in capital expenditures (including $5.6 million related to the integration of the Vestcom acquisition, $3.3 million related to the relocation of our London facility and $2.7 million related to our 55 Water Street facility).
Accounts receivable increased approximately $32.6 million as compared to December 2005 due to higher revenue, the increase in the days sales outstanding, and partially due to the inclusion of accounts receivable related to theVestcom acquisition in 2006. Days sales outstanding increased to 72 days in December 2006 from 70 days in December 2005. Financial Communications work-in-process inventory was $18.7 million at December 31, 2006 compared to $21.2 million at December 31, 2005. The Company had no borrowings outstanding under its $150 million five-year senior, unsecured revolving credit facility as of December 31, 2006.
Share Repurchase Program: From December 2004, the inception of the Company’s share repurchase program, through December 31, 2006, Bowne has spent $145.2 million to repurchase 9.8 million shares at an average price per share of $14.76. In 2006, the Company spent $68.6 million repurchasing 4.7 million shares at an average price per share of $14.60, of which, 1.0 million shares were purchased in the fourth quarter. As of March 9, 2007, approximately $42 million of its authorization remained for share repurchases.
—more—

Business Outlook
The Company notes that forward-looking statements of future performance in the following statements and certain statements made elsewhere in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including demand for and acceptance of the Company’s services, new technological developments, competition and general economic or market conditions, particularly in the domestic and international capital markets, and excludes the effect of potential dilution from the Company’s Convertible Subordinated Debt and the impact from any future purchases under our share repurchase program. Except for the impact of the acquisition of St Ives Financial, which was completed in January 2007, the 2007 Outlook does not reflect any additional acquisitions.

	2006 Actual	2007 Outlook (1)
Revenue:	$832.2 million	$810 to $900 million

Financial Communications	$704.4 million	$690 to $760 million

Marketing & Business Communications	$127.8 million (2)	$120 to $140 million

Segment Profit:

Financial Communications	$102.1 million	$90 to $120 million

Marketing & Business Communications	$(0.6) million	$3 to $10 million

Corporate/Other:

Corporate expenses, net of other income	$32.2 million	$28 to $32 million

Integration, restructuring and impairment expenses	$14.1 million	$7 to $10 million

Depreciation and amortization	$25.9 million	$26 to $28 million

Interest expense	$5.5 million	$5.4 million

Diluted E.P.S. from continuing operations	$0.38	$0.45 to $1.05
Diluted E.P.S. from continuing operations-pro forma, (excluding integration, restructuring, and impairment charges)	$0.67	$0.60 to $1.25

Diluted shares	31.5 million (3)	29.3 million (3)

Capital expenditures	$28.7 million	$22 to $25 million (4)

(1)	Includes the results of the January 2007 acquisition of St Ives Financial.

(2)	Includes approximately $3.0 million from Vestcom’s legacy retail customers that have transferred back to Vestcom as part of our transition services agreement, and $2.8 million from customers that had notified Vestcom they were not going to renew contracts prior to MBC’s acquisition. This revenue will not continue into 2007.

(3)	Excludes the impact of the potential dilution from the Convertible Subordinated Debt (4,058,445 shares) and the impact of any future purchases under our share repurchase program. At March 1, 2007, 28.0 million shares were outstanding. In addition, another 1.3 million shares from the potential dilutive effect of stock options and deferred stock units is assumed.

(4)	Includes non-recurring capital expenditures of approximately $6.3 million of equipment the company had previously financed under a synthetic lease, which is being purchased in 2007, and $2.8 million of MBC integration capital expenditures.
Bowne & Co., Inc. will hold its earnings conference call to review its 2006 results on Thursday, March 15, 2007, at 11 a.m. Eastern Time. To join the Webcast, log on to http://www.bowne.com. To access the call via telephone, please dial (800) 910-5497 (domestic) or (973) 935-8450 (international), conference ID # 8431581.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Operations
(unaudited)

	For the Periods Ended December 31,
(in thousands, except per share information)	Quarter		Year-to-Date
	2006	2005	2006	2005

Revenue	$191,060	$157,045	$832,215	$666,934
Expenses:
Cost of revenue	(124,837)	(102,246)	(542,696)	(428,411)
Selling and administrative	(57,308)	(47,639)	(223,635)	(186,774)
Depreciation	(6,582)	(7,086)	(25,379)	(25,625)
Amortization	(124)	—	(534)	—
Restructuring, integration and asset impairment charges (1)	(1,994)	(5,660)	(14,097)	(10,410)
Purchased in-process research and development	—	—	(958)	—

	(190,845)	(162,631)	(807,299)	(651,220)

Operating income (loss)	215	(5,586)	24,916	15,714
Interest expense	(1,396)	(1,366)	(5,477)	(5,154)
Loss on sale of marketable securities	—	(7,890)	—	(7,890)
Other income, net	872	1,074	3,341	1,537

(Loss) income from continuing operations before income taxes	(309)	(13,768)	22,780	4,207
Income tax benefit (expense)	451	6,675	(10,701)	(4,330)

Income (loss) from continuing operations	142	(7,093)	12,079	(123)
Discontinued operations (see note):
Income (loss) from discontinued operations, net of tax	2,092	(815)	(13,847)	(481)

Net income (loss)	$2,234	$(7,908)	$(1,768)	$(604)

Earnings (loss) per share from continuing operations:
Basic	$0.00	$(0.21)	$0.39	$0.00
Diluted	$0.00	$(0.21)	$0.38	$0.00

Earnings (loss) per share from discontinued operations:
Basic	$0.08	$(0.03)	$(0.45)	$(0.02)
Diluted	$0.07	$(0.03)	$(0.44)	$(0.02)

Total earnings (loss) per share:
Basic	$0.08	$(0.24)	$(0.06)	$(0.02)
Diluted	$0.07	$(0.24)	$(0.06)	$(0.02)

Weighted-average shares outstanding:
Basic	29,487	33,144	31,143	34,251
Diluted	29,954	33,593	31,451	34,699

Dividends per share	$0.055	$0.055	$0.22	$0.22
Notes: The Condensed Consolidated Statements of Operations for the prior periods have been reclassified to reflect the results of the following business units as discontinued operations: DecisionQuest Discovery Services (which was sold in January 2006), DecisionQuest (which was sold in September 2006) and JFS (which is held for sale).
(1) Included in 2006 are charges related to the integration of the Marketing and Business Communications division of Vestcom International into MBC, totalling $1.3 million for the quarter and $10.1 million year-to-date.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Balance Sheets

	Dec. 31,	Dec. 31,
(in thousands)	2006	2005
Assets
Cash and cash equivalents	$42,986	$96,684
Marketable securities	42,628	90,675
Accounts receivable, net	153,016	120,450
Inventories	25,591	25,957
Prepaid expenses and other current assets	33,901	28,414
Assets held for sale (1)	2,796	7,815

Total current assets	300,918	369,995

Property, plant and equipment, net	132,767	106,908
Goodwill and other intangibles, net	35,015	24,550
Other assets	46,701	28,238
Assets held for sale, non current (1)	—	33,557

Total assets	$515,401	$563,248

Liabilities and Stockholders’ Equity
Current portion of long-term debt and short-term borrowings	$1,017	$252
Accounts payable and accrued liabilities	126,827	135,431
Liabilities held for sale (1)	683	3,417

Total current liabilities	128,527	139,100

Long-term debt	76,492	75,528
Deferred employee compensation	50,154	32,771
Deferred rent and other	23,480	3,423
Liabilities held for sale, non current (1)	—	653
Stockholders’ equity	236,748	311,773

Total liabilities and stockholders’ equity	$515,401	$563,248

(1)	Includes the assets and liabilities of JFS in December 2006 and December 2005 and the assets and liabilities of DecisionQuest Discovery Services and DecisionQuest in December 2005.

BOWNE & CO., INC.
(NYSE: BNE)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
(in thousands)	2006	2005
Cash flows from operating activities:
Net loss	$(1,768)	$(604)
Net loss from discontinued operations	13,847	481
Depreciation and amortization	25,913	25,625
Purchased in-process research and development	958	—
Asset impairment charges	2,550	3,523
Changes in assets and liabilities, net of acquisitions, discontinued operations and certain non-cash transactions	(35,828)	(11,128)
Net cash used in operating activities of discontinued operations	(2,098)	(91)

Net cash provided by operating activities	3,574	17,806

Cash flows from investing activities:
Proceeds from the sale of subsidiaries	6,738	108,910
Purchase of property, plant and equipment	(28,668)	(39,724)
Purchase of marketable securities	(61,100)	(154,272)
Proceeds from the sale of marketable securities and other	109,562	139,591
Acquisitions, net of cash acquired	(32,923)	—
Net cash provided by (used in) investing activities of discontinued operations	12,519	(3,335)

Net cash provided by investing activities	6,128	51,170

Cash flows from financing activities:
Payment of debt	(821)	(34,100)
Proceeds from borrowings	—	33,503
Proceeds from stock options exercised	12,533	9,868
Payment of dividends	(6,680)	(7,386)
Purchase of treasury stock	(68,558)	(33,970)
Other	71	—
Net cash used in financing activities of discontinued operations	(100)	(1,274)

Net cash used in financing activities	(63,555)	(33,359)

Net (decrease) increase in cash and cash equivalents	$(53,853)	$35,617
Cash and Cash Equivalents—beginning of period	96,839	61,222

Cash and Cash Equivalents—end of period	$42,986	$96,839

Cash and cash equivalents at the beginning of 2006 and 2005 includes $155 and $9,918, respectively, related to discontinued operations.

BOWNE & CO., INC.
(NYSE: BNE)
Segment Information
(unaudited)
During the fourth quarter of 2006, the Company changed the way it reports and evaluates segment information. The Company had previously reported administrative, legal, finance and other support services which are not directly attributable to the segments in the category “Corporate/Other”. The Company now also includes in the “Corporate/Other” category certain other expenses (such as stock-based compensation and supplemental retirement plan expenses) that had previously been allocated to the individual operating segments. This change in presentation more accurately reflects the way management evaluates the operating performance of its segments. The Company’s previous years’ segment information has been restated to conform to the current year’s presentation.
Information regarding the operations of each business segment is set forth below. Performance is evaluated based on several factors, of which, the primary financial measure is segment profit. Segment profit is defined as gross margin (revenue less cost of revenue) less selling and administrative expenses. Segment performance is evaluated exclusive of interest, income taxes, depreciation, amortization, certain shared corporate expenses, restructuring, integration and asset impairment charges, purchased in-process research and development, other expenses and income. Therefore, this information is presented in order to reconcile to income (loss) from continuing operations before income taxes.

	For Periods Ended December 31,
(in thousands)	Quarter		Year-to-Date
	2006	2005	2006	2005
Revenues:
Financial Communications	$159,984	$146,740	$704,422	$625,128
Marketing & Business Communications	31,076	10,305	127,793	41,806

	$191,060	$157,045	$832,215	$666,934

Segment profit:
Financial Communications	17,629	15,934	102,064	87,559
Marketing & Business Communications	749	(1,966)	(640)	(7,082)
Corporate/Other (see detail below)	(10,585)	(19,284)	(47,254)	(45,491)

	7,793	(5,316)	54,170	34,986

Depreciation	(6,582)	(7,086)	(25,379)	(25,625)
Amortization	(124)	—	(534)	—
Interest expense	(1,396)	(1,366)	(5,477)	(5,154)

Income (loss) from continuing operations before income taxes	$(309)	$(13,768)	$22,780	$4,207

Corporate/Other (by type):
Shared corporate expenses and other costs not directly attributable to the segments (1)	$(9,463)	$(6,808)	$(35,540)	$(28,728)
Other income (expense), net	872	1,074	3,341	1,537
Restructuring charges, integration costs and asset impairment charges	(1,994)	(5,660)	(14,097)	(10,410)
Loss on sale of marketable securities	—	(7,890)	—	(7,890)
Purchased in-process research and development	—	—	(958)	—

Total	$(10,585)	$(19,284)	$(47,254)	$(45,491)

(1)	Shared corporate expenses increased in the 2006 fourth quarter and year-to-date as compared to 2005 due primarily to increased incentive compensation, facilities expenses and stock-based compensation expenses, including $0.3 million and $1.1 million of stock option expense recognized in the fourth quarter and full-year, respectively, related to the adoption of Statement of Financial Accounting Standards No.123(R).

BOWNE & CO., INC.
(NYSE: BNE)
PRO FORMA SUPPLEMENTAL INCOME INFORMATION
Reconciliation to Condensed Consolidated Statements of Operations
(unaudited)
Pro forma supplemental income information, which is not prepared in accordance with generally accepted accounting principles, excludes restructuring, integration and asset impairment charges and purchased in-process research and development. The Company believes that presentation of this supplemental information is useful to investors to evaluate performance in comparison to prior year’s results. This pro forma supplemental information is an alternative to, and not a replacement measure of, operating performance as determined in accordance with generally accepted accounting principles.

	For the Periods Ended December 31,
	Quarter		Year-to-Date
(in thousands, except per share information)	2006	2005	2006	2005
Net Income (loss) from continuing operations	$142	$(7,093)	$12,079	$(123)
Add back:
Restructuring, integration and asset impairment charges, net of pro forma tax effect (1)	1,282	3,873	8,663	6,933
Purchased in-process research and development, net of pro forma tax effect (2)	—	—	584	—
Loss on sale of marketable securites, net of tax (3)	—	5,050	—	5,050

Income (loss) from continuing operations, pro forma	$1,424	$1,830	$21,326	$11,860

Earnings (loss) per share from continuing operations:
Basic	$0.00	$(0.21)	$0.39	$0.00
Diluted	$0.00	$(0.21)	$0.38	$0.00
Earnings per share from continuing operations – pro forma:
Basic	$0.05	$0.06	$0.68	$0.35
Diluted (4)	$0.05	$0.05	$0.67	$0.34
Weighted-average shares outstanding:
Basic	29,487	33,144	31,143	34,251
Diluted	29,954	33,593	31,451	34,699
Diluted – pro forma (4)	29,954	33,593	35,509	34,699

(1)	In 2006, restructuring, integration and asset impairment charges of $2.0 million for the quarter and $14.1 million year-to-date are net of tax benefits of $0.7 and $5.4 million, respectively. In 2005, the restructuring, integration and asset impairment charges of $5.7 million for the quarter and $10.4 million year-to-date, are net of tax benefits of $1.8 million and $3.5 million, respectively.

(2)	Purchased in-process research and development of $1.0 million is net of tax benefit of $0.4 million. These costs are associated with the acquisition of certain assets of PLUM Computer Consulting, Inc. in the second quarter of 2006.

(3)	Loss on sale of Lionbridge shares of $7.9 million, net of taxes of $2.8 million.

(4)	The 2006 year-to-date weighted-average diluted shares outstanding includes the potential dilution from the Convertible Subordinated Debt of 4,058,445 shares. In addition, net income used in the calculation of pro forma earnings (loss) from continuing operations has been adjusted to reflect the addition of interest expense, net of tax, related to the Convertible Debt. The potential dilution of the convertible shares is not reflected in the other periods since the effect would be anti-dilutive.

BOWNE & CO., INC.
(NYSE: BNE)
Supplemental Information
(unaudited)
During the fourth quarter of 2006, the Company changed the way it reports and evaluates segment information. The Company had previously reported administrative, legal, finance and other support services which are not directly attributable to the segments in the category “Corporate/Other”. The Company now also includes in the “Corporate/Other” category certain other expenses (such as stock-based compensation and supplemental retirement plan expenses) that had previously been allocated to the individual operating segments. The Company’s previous years’ segment information has been restated to conform to the current year’s presentation.

	2006					2005
		Quarter Ended					Quarter Ended
(in thousands)	Year	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Year	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Revenues:
Financial Communications	$704,422	$159,984	$148,043	$229,923	$166,472	$625,128	$146,740	$143,202	$188,439	$146,747
Marketing and Business Communications	127,793	31,076	27,067	30,346	39,304	41,806	10,305	9,135	9,190	13,176

	$832,215	$191,060	$175,110	$260,269	$205,776	$666,934	$157,045	$152,337	$197,629	$159,923

Segment profit:
Financial Communications	102,064	17,629	17,731	45,367	21,337	87,559	15,934	13,787	33,685	24,153
Marketing and Business Communications	(640)	749	(2,051)	(1,860)	2,522	(7,082)	(1,966)	(2,616)	(2,002)	(498)
Corporate/Other (see detail below)	(47,254)	(10,585)	(9,186)	(15,408)	(12,075)	(45,491)	(19,284)	(7,729)	(9,930)	(8,548)

	54,170	7,793	6,494	28,099	11,784	34,986	(5,316)	3,442	21,753	15,107

Depreciation	(25,379)	(6,582)	(5,628)	(6,303)	(6,866)	(25,625)	(7,086)	(5,746)	(6,408)	(6,385)
Amortization	(534)	(124)	(139)	(135)	(136)	—	—	—	—	—
Interest	(5,477)	(1,396)	(1,336)	(1,451)	(1,294)	(5,154)	(1,366)	(1,198)	(1,307)	(1,283)

Income (loss) from continuing operations before income taxes	$22,780	$(309)	$(609)	$20,210	$3,488	$4,207	$(13,768)	$(3,502)	$14,038	$7,439

Corporate/Other by (type):
Shared corporate expenses	$(35,540)	$(9,463)	$(7,787)	$(8,909)	$(9,381)	$(28,728)	$(6,808)	$(5,959)	$(7,911)	$(8,050)
Other income (expense), net	3,341	872	465	647	1,357	1,537	1,074	(177)	(487)	1,127
Loss on sale of marketable securities	—	—	—	—	—	(7,890)	(7,890)	—	—	—
Purchased in-process R&D	(958)	—	43	(1,001)	—	—	—	—	—	—
Restructuring charges, integration costs and asset impairment charges	(14,097)	(1,994)	(1,907)	(6,145)	(4,051)	(10,410)	(5,660)	(1,593)	(1,532)	(1,625)

Total	$(47,254)	$(10,585)	$(9,186)	$(15,408)	$(12,075)	$(45,491)	$(19,284)	$(7,729)	$(9,930)	$(8,548)

About Bowne & Co., Inc.
Bowne & Co., Inc. (NYSE: BNE) provides financial, marketing and business communications services around the world. Dealmakers rely on Bowne to handle critical transactional communications with speed and accuracy. Compliance professionals turn to Bowne to prepare and file regulatory and shareholder communications online and in print. Marketers look to Bowne to create and distribute customized, one-to-one communications on demand. With 3,200 employees in 60 offices around the globe, Bowne has met the ever-changing demands of its clients for more than 230 years. For more information, please visit www.bowne.com.